UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

ACTIVECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 Business Park Drive, #100 Orem, Utah 84058
(Address of Principal Executive Offices)

(877) 219-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amended Current Report is being filed to amend the Current Report ("Current Report"), filed on March 23, 2017, in order to correct certain payment terms related to the Loan Agreement (as defined below). All other matters discussed in the Current Report remain unchanged.

Item 1.01 Entry into a Material Definitive Agreement

On March 21, 2017, ActiveCare, Inc., a Delaware corporation (the "Company") reported that it had entered into a Loan Agreement (the "Loan Agreement") with Jeff Greene ("Greene").  Pursuant to the terms of the Loan Agreement, Greene loaned the Company $300,000 (the "Loan"). The Loan is unsecured. The Loan (i) bears interest at the rate of 12.75% per annum, (ii) matures on June 15, 2017 (the "Maturity Date"), (iii) requires payment of a $3,000 closing fee, (iv) is subordinated to the Partners for Growth term loan and line of credit, and (v) requires payment of a fee of $50,000 for each thirty days that the loan is outstanding. .

The above description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.1 to this Current Report on form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1*	Loan Agreement

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: March 29, 2017	By:	/s/ Jeffrey Peterson
Jeffrey Peterson
Chief Executive Officer